UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  SCHEDULE 14C

Definitive Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
[ ]  Definitive information statement


Company Name:  SENTICORE, INC. (FKA Hojo Holdings, Inc.)

Payment of filing fee (check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock, $.001 par value ("Common Stock") and Class A Voting Convertible Preferred Stock, $.001 par value ("Class A Convertible Preferred"), convertible into 200 shares of Common Stock.

(2) Aggregate number of securities to which transaction applies: 7,508,287 shares of Common Stock and 15,000 shares of Class A Convertible Preferred, representing a total of 10,508,287 shares of Common Stock equivalents issued in the Merger.

(3) Per unit price/underlying value pursuant to Exchange Act Rule 0-11: $.66 per share closing price on November 13, 2003.

(4)  Proposed maximum aggregate value of transaction: $6,935,469.42

(5)  Total fee paid: $1,387.09

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:


                                SENTICORE, INC.
                              2410 Hollywood Blvd.
                              Hollywood, FL 33020


                                November 14, 2003

Dear Shareholder:

The enclosed preliminary information statement is being furnished to shareholders of record on October 31, 2003, of Senticore, Inc. ("SNTR" or the "Company"), a Delaware corporation, in connection with two proposals. The first proposal is to merge the Company with Smith Forestal, a corporation organized and existing under the laws of the country of Costa Rica ("Forestal"), pursuant to which the Company will be the surviving corporation in the merger (the "Merger"), which proposal was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the "Merger Proposal"). The second proposal is to amend our Certificate of Incorporation to increase the authorized number of shares of common stock, $.001 par value, to 200,000,000 shares and to authorize 20,000,000 shares of preferred stock, $.001 par value, having such terms and conditions as the Board of Directors may designate at the time of issuance, without any further action of shareholders, which proposal was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the "Common and Preferred Stock Proposal").

                        WE ARE NOT ASKING FOR A PROXY AND
               SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

     Our board of directors has fully reviewed and unanimously approved both proposals.

     Holders of approximately 51% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.


By Order of the Board of Directors,


/s/ Carl Gessner
----------------
Carl Gessner
President



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                        AND RULE 14C PROMULGATED THERETO

                                SENTICORE, INC.
                                    Contents

Introduction                                                                   3

Item 1.  Information Required by Items of Schedule 14A                         5
     A.  No Time, Place or Date for Meeting of Shareholders                    5
     B.  Appraisal Rights                                                      5
     C.  Voting Securities and Principal Holders Thereof                       5
     D.  The Merger Proposal                                                   7
         Reasons and Benefits of the Transaction                               7
     E.  The Common and Preferred Stock Proposal                               7
         Reasons and Benefits of the Transaction                               7
     F.  Federal Tax Consequences                                              8
Item 2.  Statements that Proxies are not Solicited                             8
Item 3.  Interest of Certain Persons                                           8
Item 4.  Other and General Information                                         8
Item 5.  Documents Incorporated By Reference                                   9
Exhibit  1 Agreement and Plan of Merger                                       10
Exhibit  2 Amendment of Certificate of Incorporation                          10
Exhibit  3 Certificate of Designation of Class A Voting                       10
         Convertible Preferred Stock

INTRODUCTION

     The majority shareholders of this 1934 Act Registrant, Senticore, Inc., have taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, "Majority Shareholder Action") pursuant to Delaware General Corporation Law ("DGCL") Section 228, to approve the Merger of the Company and Forestal, pursuant to the terms of an Agreement and Plan of Merger, dated October 31, 2003, between the Company, Forestal and the Forestal Stockholders (the "Merger Agreement"), and to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to 200,000,000 and to authorize 20,000,000 shares of preferred stock, $.001 par value, having such terms and conditions as the Board of Directors may designate at the time of issuance, without any further action of shareholders. The additional shares of authorized common stock are necessary for, among other reasons, to effect a 3:1 forward stock split that was reauthorized by the Company's Board of Directors on November 3, 2002. In addition, the new shares of authorized preferred stock are necessary for, among other reasons, the Company's Board of Directors to issue a new series of Class A Voting Convertible Preferred Stock having the terms and conditions set forth in the Certificate of Designation attached as Exhibit 3 hereto. Once the Common and Preferred Stock Proposal is effective, the Board of Directors will file the Certificate of Designation for the new series with the Secretary of State of the State of Delaware. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c.

     The Company has signed the Merger Agreement, pursuant to which Forestal will merger with and into the Company at the Effective Time (as defined), and all outstanding shares of common stock of Forestal will be converted, in the aggregate, into 6,308,287 shares of common stock and 7,500 shares of Class A Voting Convertible Preferred Stock of the Company. The shares of Class A Voting Convertible Preferred Stock issued in the Merger are convertible into two hundred (200) shares of fully paid and non-assessable shares of common stock, and they have a class vote to approve or disapprove any merger, sale of assets, combination or reorganization involving the Company, or other fundamental corporate transaction involving the Company. The series of Class A Voting Convertible Preferred Stock will be established by action of the Board of Directors of the Company pursuant to DGCL Section 151, as mentioned above. An executed copy of the Merger Agreement, the Amendment to the Certificate of Incorporation and the Certificate of Designation for the Class A Voting Convertible Preferred Stock are attached hereto as Exhibits 1, 2 and 3, respectively.

     The Closing under the Merger Agreement will occur on the second day after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated by the Merger Agreement. The Merger is conditioned on, among other things, the Company and Forestal obtaining the written consent of a majority of their shareholders to approve the transactions contemplated by the Merger Agreement, as well as the satisfactory completion by each of Registrant and Forestal of a due diligence investigation. In addition, the obligations of Forestal to consummate the Merger are conditioned on, among other things, the Company canceling its previously announced forward stock split and issuing a press release with respect thereto. It is important to note that Forestal has waived this condition, and the 3:1 forward stock split will proceed as announced on November 3, 2003. The obligations of the Company to consummate the Merger are conditioned on, among other things, an affiliate of the Company being issued 1,200,000 shares of restricted common stock and 7,500 shares of Class A Voting Convertible Preferred Stock for his consulting services rendered in connection with the Merger. The obligations of the Company to consummate the Merger are further conditioned on, among other things, the Company's receipt of an Opinion to the effect that the terms and conditions of the Merger are fair to the shareholders of the Company from a financial point of view.

     The Company has previously reported executing the Merger Agreement in a Current Report on Form 8-K, filed with the Commission on November 10, 2003.

     The Amendment to the Certificate of Incorporation has been approved by the written consent of a majority of the shareholders of the Company entitled to vote thereon as of the record date. It authorizes the increase of the number of authorized common shares to 200,000,000, and the creation of 20,000,000 shares of preferred stock, $.001 par value, having such terms and conditions as the Board of Directors of the Company may authorize at the time of issuance, without any further action by shareholders, as set forth in the Amendment to Certificate of Incorporation attached as Exhibit 2 hereto. When the Amendment is effective, the Board of Directors of the Company will carry out its 3:1 forward stock split and create a new series of preferred stock designated as the Class A Voting Convertible Preferred Stock, having the terms and conditions set forth in the Certificate of Designation attached as Exhibit 3 hereto. As mentioned above, the Class A Voting Convertible Preferred Stock will be issued in the Merger, together with the common stock of the Company.

     We are a Delaware corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our December 31, 2002 Annual Report filed on Form 10-KSB and our June 30, 2003 Quarterly Report filed on Form 10QSB. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1.     INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A.   NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

     There WILL NOT be a meeting of shareholders and none is required under applicable Delaware statutes when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This preliminary Information Statement is being filed with the Commission on November 14, 2003, and a definitive Information Statement will be mailed if no comments are made hereon by the Commission on or about November 25, 2003 to holders of Common Stock as of the Record Date on October 31, 2003.

B.   APPRAISAL RIGHTS.

     Under DGCL Section 262, our shareholders do not have appraisal rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C.   THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

     The proposals to effect the Merger and amend the Certificate of Incorporation were approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to DCGL Section 228. The vote required for approval was 50% (of all entitled shareholders) plus one vote, a simple majority. The actual affirmative vote was 51% of all shares issued and outstanding. The proposals are not effective before first completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

     ON OCTOBER 31, 2003, THE RECORD DATE, THERE WERE 4,520,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

     The sole class of equity securities of the Company issued and outstanding is the common stock. The table below sets forth, as of October 31, 2003, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.



OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF OCTOBER 31, 2003


--------------------------------------------------------------------------------
Name and Address of                           Amount and nature     Percentage
Beneficial Owner                                 of Beneficial     (1) of Class
                                                  Ownership
--------------------------------------------------------------------------------
Rohit Patel
Chairman                                           1,940,000
2410 Hollywood Blvd.                                 Direct
Hollywood, FL  33020                                                    42.9%
--------------------------------------------------------------------------------
All Officers and Directors as a Group              1,940,000            42.9%
--------------------------------------------------------------------------------
Total Shares Issued and Outstanding                4,520,000           100.0%
--------------------------------------------------------------------------------

Notes to the table:

(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

     The following table sets forth, as of the Closing Date of the Merger, and after giving effect to the 3:1 forward stock split, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group:

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF THE CLOSING DATE OF THE MERGER, AFTER GIVING EFFECT TO THE 3:1 FORWARD STOCK SPLIT.


--------------------------------------------------------------------------------

Name and Address of                          Amount and Nature      Percentage
Beneficial Owner                               Of Beneficial     (1)(2) of Class
                                                Ownership
--------------------------------------------------------------------------------

Rohit Patel
Chairman                                         9,420,000             26.1%
2410 Hollywood Blvd.
Hollywood, FL  33020

William R. Smith
San Jose, Barrio Aranjuez, Calle 19              9,462,429             26.2%
Avenidas 11 y 13, #1152
Centro Professional Aranjuez
Costa Rica

Romilys A. Smith
[same address as Mr. Smith]                      9,462,429             26.2%
--------------------------------------------------------------------------------
All Officers and Directors as a Group (3)       18,882,429             52.3%
--------------------------------------------------------------------------------
Total Shares Issued and Outstanding             36,084,861            100.0%
--------------------------------------------------------------------------------

Notes to the Table:

(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) The share amounts set forth in the table represent shares of common stock only. They do not include 7,500 shares of Class A Voting Convertible Preferred Stock owned by Rohit Patel, 3,750 shares of Class A Voting Convertible Preferred Stock owned by William R. Smith or 3,750 shares of Class A Voting Convertible Preferred Stock owned by Romilys A. Smith. Mr. William R. Smith and Ms. Romilys A. Smith are husband and wife, and are the sole owners of 100 shares of common stock each of Forestal prior to the Merger.

(3)  Does not include the shares owned beneficially by Romilys A. Smith.

D.   THE MERGER PROPOSAL

     The proposal to consummate the Merger with Forestal was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The Merger will take effect no sooner than December 15, 2003.

REASONS FOR MERGER.

     Senticore, Inc. is a real estate holding company in the business of acquiring properties which are revenue generating such as hotels, gas stations, and land development projects. The Merger represents an opportunity for the Company to diversify its real estate assets into the timber industry. Smith Forestal possesses an interest in 60,000 acres of timber plantations and manufacturing facilities which are located on the property. The Merger is consistent with the business plan of the Company, and management believes that it will enhance the value of the Company and its common stock.

E.   THE COMMON AND PREFERRED STOCK PROPOSAL

     The proposal to amend the Certificate of Incorporation to authorize an increase in the authorized shares of common stock to 200,000,000 shares, and to authorize 20,000,000 shares of preferred stock, $.001 par value, having such terms and conditions as may be designated by the Board of Directors of the Company at the time of issuance, without further action by the shareholders, was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The Preferred Stock Proposal will take effect no sooner than December 15, 2003.

REASONS FOR THE COMMON AND PREFERRED STOCK PROPOSAL.

     On November 3, 2003, the Board of Directors of the Company announced that it had reauthorized a 3:1 forward stock split for shareholders of record of November 28, 2003. This will require additional authorized shares to effect. In addition, the Board of Directors deems the additional authorized capital to be prudent in the event that the Company engages in acquisitions or equity financing in the future.

     Pursuant to the Merger Agreement, the Company has agreed to issue 15,000 new shares of Class A Voting Convertible Preferred Stock in the Merger, and it currently does not have any shares of preferred stock authorized in its Certificate of Incorporation. It is therefore necessary for the shareholders of the Company to amend its Certificate of Incorporation to provide for preferred stock, $.001 par value, that has such terms and conditions as may be designated by the Board of Directors of the Company at the time of issuance, without further action by the shareholders, and thereafter to take Board of Directors action to designate a new series of preferred stock known as Class A Voting Convertible Preferred Stock having the terms and conditions set forth in Exhibit 3 hereto.

F.   FEDERAL TAX CONSEQUENCES.

     The Merger Agreement contemplates a tax-free merger of Forestal with and into the Company in a reorganization pursuant to Internal Revenue Code Section 368(a)(1)(a). However, none of the parties is seeking tax counsel or legal or accounting opinions on whether the merger qualifies for tax free treatment and tax free treatment is not a condition precedent to the obligations of the parties to consummate the Merger.

ITEM 2.     STATEMENTS THAT PROXIES ARE NOT SOLICITED.

     WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

ITEM 3.     INTEREST OF CERTAIN PERSONS.

     Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

--------------------------------------------------------------------------------
Title of Class     Name and Address               Amount     Nature     Percent
                  Rohit Patel
                  2410 Hollywood Blvd.          1,940,000    Direct       43.1%
Common            Hollywood, FL  33020


     In addition to the shares of common stock set forth above, Rohit Patel, Chairman of the Company, will receive 1,200,000 shares of restricted common stock and 7,500 shares of Class A Voting Convertible Preferred Stock in the Merger for consulting services rendered in connection with the Merger.

ITEM 4.     OTHER AND GENERAL INFORMATION.

     Our Annual Report on Form 10-KSB, for the year ended December 31, 2002, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended June 30, 2003, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by SNTR can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

     You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.


ITEM 5.     DOCUMENTS INCORPORATED BY REFERENCE.

(a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 is hereby incorporated by reference.

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 is hereby incorporated by reference.



                                       SENTICORE, INC.


                                       By: /s/ Carl Gessner
                                           ----------------
                                           Carl Gessner
                                           President

Dated:  November 14, 2003



By the order of the Board of Directors


                                           /s/ Rohit Patel
                                           --------------
                                           Rohit Patel
                                           Chairman

                                  EXHIBIT INDEX

Exhibit
Number          Description
------          -----------

1.              Agreement and Plan of Merger, dated October 31, 2003
2.              Amendment to Certificate of Incorporation
3.              Certificate of Designation of Class A Voting
                Convertible Preferred Stock